Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

PERSHING GOLD CORPORATION,

a Nevada corporation

ARTICLE I

Meetings of Stockholder(s)

Section 1. PLACE OF MEETINGS. All annual meetings of stockholder(s) and all other meetings of stockholder(s) shall be held at any place or places within or without the State of Nevada which may be designated either by written consent of all stockholder(s) entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

Section 2. ANNUAL MEETINGS. The annual meetings of the stockholder(s) shall be designated by the directors each year. Should said day fall upon a legal holiday, then any such annual meeting of stockholder(s) shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. The President shall give notice to the annual meeting to the stockholder(s) entitled to vote thereat either personally or by mail or other means of written or electronic communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Each stockholder desiring to receive notice by electronic means shall furnish to the corporation a statement consenting to such notice and shall be responsible for providing the corporation with a current electronic address. There shall be a presumption that notice sent to such address has been received on the date sent. If a stockholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

Section 3. SPECIAL MEETING. Special meetings of the stockholder(s), for any purpose or purposes whatsoever, may be called at any time by one or more stockholder(s) holding fifty-one percent (51%) of the common stock of the corporation issued and outstanding and entitled to vote. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholder(s). Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings the purpose or purposes for which the meeting is called.

Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholder(s)' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any stockholder(s)' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 5. ENTRY OF NOTICE. Whenever any stockholder entitled to vote has been absent from any meeting of stockholder(s), whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such stockholder(s), as required by law and the Bylaws of the corporation.

Section 6. VOTING. At all meetings of stockholder(s), every stockholder entitled to vote shall have the right to vote, in person or by proxy, on each matter to come before the meeting, the number of shares standing in his own name on the stock records of the corporation. There shall be no cumulative voting. Such vote may be by voice or by ballot upon demand made by a stockholder at any election and before the voting begins.

Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the voting power of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholder(s) present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholder(s) to leave less than a quorum.

Section 8. CONSENT OF ABSENTEES. The transactions of any meeting of stockholder(s), either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholder(s) entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. However, no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 10. ACTION WITHOUT A MEETING.

(a)       Any action which may be taken by the vote of stockholder(s) at a meeting, may be taken without a meeting if authorized by the written consent of stockholder(s) holding at least a majority of the voting power; provided:

(1)       That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

(2)       That this general provision for action by written consent shall not supersede any specific provision for action by written consent contained in Nevada Revised Statutes Chapter 78.

(b)       In no instance where action is authorized by written consent need a meeting of stockholder(s) be called or noticed.

Section 11. TELEPHONIC MEETINGS. At any meeting held pursuant to these Bylaws, stockholder(s) may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting.

ARTICLE II

Directors

Section 1. POWERS. Subject to the limitations of the Articles of Incorporation, of the Bylaws, and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the stockholder(s), and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors with consent of the stockholder(s). Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First - To conduct and manage the day to day affairs and business of the corporation, consistently with law, with the Articles of Incorporation or the Bylaws, and with the direction or consent of the stockholder(s) as they may deem best.

Second - To fix and locate from time to time one or more offices of the corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holding of any officers or directors' meeting or meetings.

Third - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or service actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fourth - To borrow money and incur indebtedness for the purpose of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefore.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors of the corporation shall initially be three (3). The number of Directors may be increased or decreased by a duly adopted resolution of the Board of Directors.

Section 3. ELECTION AND TERM OF OFFICE. At least one-third of the Directors shall be elected at each annual meeting of stockholder(s), but if any such annual meeting is not held, or the Directors are not selected at such meeting, the Directors may be elected at any special meeting of stockholder(s). All Directors shall hold office until their respective successors are elected.

Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5: REMOVAL OF DIRECTORS.

The entire Board of Directors or any individual director may be removed from office as provided by NRS 78.335.

Section 6. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada, which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Special meetings of the Board may be held at a place so designated.

Section 7. ANNUAL MEETING. Immediately following each annual meeting of stockholder(s), the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or, if he is absent or unable or refuses to act, by any Vice President or by any two Directors.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, facsimile machine (if the recipient has a facsimile machine properly connected to a telephone line), a commercially reasonable overnight express service, or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail at least three days before the meeting. If the notice is sent by an overnight express service, it must be sent at least one day before the meeting. If the notice is personally delivered or sent by facsimile machine, it shall be so delivered at least twenty-four (24) hours before the meeting. Such mailing or delivery as above provided shall be due, legal and personal notice to such Director.

Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

Section 10. ENTRY OF NOTICE. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the Bylaws of the corporation.

Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of the proceedings of the Board or committee.

Section 13. QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting fully held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

Section 14. ADJOURNMENT. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. However, in the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving the compensation therefore.

Section 16. REMOVAL. Any Director may be removed from office without cause by the vote of stockholder(s) holding two-thirds of the issued and outstanding stock at a meeting duly called for that purpose at any time.

Section 17. TELEPHONIC MEETINGS. At any meeting held pursuant to these Bylaws, Directors may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participating in such a meeting constitutes presence in person at the meeting.

ARTICLE III

Officers

Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the Chairman of the Board need not be Directors. One person may hold two or more offices.

Section 2. ELECTION. The officers of this corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the stockholder(s) and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The stockholder(s) may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the stockholder(s) at the time in office, at any regular or special meeting of the Board.

Any officer may resign at any time by giving written notice to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall, subject to the control of the stockholder(s), have general supervision, direction and control of the business and officers of the corporation. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the stockholder(s) or by the Bylaws.

Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the stockholder(s) or the Bylaws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the registered office of all meetings of Directors and stockholder(s), setting forth the time and place of each meeting, whether the meeting is regular or special, and if special, how authorized, the manner by which notice was given, the names of those present, the number of shares present or represented at stockholder(s)' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the registered office in this state, (as described in NRS 78.105) a stock ledger or duplicate stock ledger showing the names of the stockholder(s), and the number of shares held by each or a statement setting out the name and address of the custodian of the stock ledger. The Secretary shall also keep at said registered office certified copies of the Articles of Incorporation and the Bylaws, both with all amendments.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholder(s) and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the stockholder(s) or the Bylaws.

Section 10. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all times be open to inspection by any stockholder(s).

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the stockholder(s). He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and stockholder(s), whenever they request it, an account of all of his transactions as such an officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the stockholder(s) or the Bylaws. He shall provide copies of all bank statements to the stockholder(s).

ARTICLE IV

Stock

Section 1. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or Treasurer, or be authenticated by facsimiles of the signatures of the President and the written signature of the Secretary or Treasurer. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide. However, any such certificate so issued before full payment shall state the amount remaining unpaid and the terms of payment thereof.

Section 2. SIGNATURES ON STOCK. Even though an officer or a person whose signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for stock ceases, by death, resignation or otherwise, to be an officer of the Corporation or to be a person authorized to so sign such certificate, the certificate shall be valid and shall be deemed countersigned by the signature of a transfer agent or transfer clerk.

Section 3. TRANSFER ON THE BOOKS. Upon surrender to the Secretary of the Corporation or transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied be proper evidence of succession, assignment or authority to transfer, the Corporation must issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct, or may authorize the Secretary of the Corporation to direct, a new certificate or certificates to be issued in place of any stock certificate or certificates alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate is lost or destroyed. When authorizing an issue of a new certificate or certificates, the Board of Directors or Secretary may in its or his or her discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate.

Section 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 6. RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time in the future, not exceeding sixty (60) days before the date of any meeting of stockholder(s), and not exceeding thirty (30) days before the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholder(s) entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. Only stockholder(s) of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of any such period.

Section 7. RECORD OWNERSHIP. The Corporation is entitled to recognize the exclusive right of a person registered on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends, and to vote as the owner. The Corporation is not bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not the Corporation has express or other notice thereof, except as otherwise provided by law.

Section 8. DIVIDENDS.

(a)       The stockholder(s) may from time to time in their discretion declare, in money, in fully paid shares of the Corporation or in kind, dividends out of the net profits or surplus of the Corporation. The right to any dividend unclaimed after a period of two years from its declaration date shall be lost and such unclaimed dividend shall revert to the Corporation.

ARTICLE V

Assessment of Shares

The stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, shall not be subject to any assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Bylaws shall not be amended in this particular.

ARTICLE VI

Preemptive Rights

The shareholders of the Corporation shall be entitled to exercise preemptive or preferential rights, as such rights are defined by law, to purchase the stock owned by other stockholder(s). Any stockholder desiring to sell all or any portion of the corporation’s stock must first offer the same at the same price and on the same terms to the remaining stockholder(s), who shall have thirty (30) days to notify the selling stockholder of their intent to purchase the stock and sixty (60) days following the date of the notification by the purchasing stockholder within which to complete the purchase in cash.

ARTICLE VII

Perpetual Existence

This Corporation shall have perpetual existence.

ARTICLE VIII

Miscellaneous

Section 1. INSPECTION OF CORPORATE RECORDS. Stockholder(s) shall have the right to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes Chapter 78 from time to time.

Section 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3. ANNUAL REPORT. The Board of Directors of the corporation may cause an annual report to be made available to the stockholder(s) not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

Section 4. CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 5. INSPECTION OF BYLAWS. The corporation shall keep in its registered office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholder(s) at all reasonable times during office hours.

ARTICLE IX

Amendments

New Bylaws may only be adopted or these Bylaws may be amended or repealed by the vote of stockholder(s) entitled to exercise a majority of the voting power of the corporation or by the written assent of such stockholder(s).

ARTICLE X

Indemnification of Officers and Directors

Section 1. Indemnification Against Claims of Third Parties.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, advisory director, member of a committee appointed by the directors of the corporation, or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if it is determined as provided in Article X, Section 3 that he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 2. Indemnification Against Derivative Claims.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, advisory director, member of a committee appointed by the directors of the corporation, or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if it is determined as provided in Article X, that he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not oppose to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. Indemnification in Respect of Successful Defenses.

To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article X, Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 4. Determination of Propriety of Indemnification.

Any indemnification under Article X, Sections 1 and 2, unless ordered by a court or advanced by pursuant to Section 5, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. The determination must be made by the stockholder(s).

Section 5. Advance Payments.

Expenses incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6. Insurance.

The corporation may, but is not required to, purchase and maintain insurance in such amounts and providing coverage on such terms as shall be reasonable to the corporation on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

Section 7. Miscellaneous.

The indemnification provided by this Article X:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any agreement, vote of stockholder(s), or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(b) Continues for a person who has ceased to be a director, advisory director, member of a committee appointed by the directors of the corporation, or officer and inures to the benefit of the heirs, executors and administrators of such a person.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, hereby certifies that the foregoing Bylaws, consisting of ten articles, were duly adopted as the Third Amended and Restated Bylaws of Pershing Gold Corporation by appropriate resolution of the stockholder(s) on the 3rd day of April, 2019.

/s/ Peter McRae
Peter McRae, Secretary

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